EXHIBIT 10.6

FORM OF

REAL ESTATE MATTERS AGREEMENT

This Real Estate Matters Agreement (this “Agreement”) is entered into on [•], 2014 between Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Keysight Technologies, Inc., a Delaware corporation (“Keysight”).

R E C I T A L S:

WHEREAS, the board of directors of Agilent (the “Agilent Board”) has determined that it is in the best interests of Agilent and its shareholders to create a new publicly traded company that shall operate the Keysight Business;

WHEREAS, in furtherance of the foregoing, the Agilent Board has determined that it is appropriate and desirable to separate the Keysight Business from the Agilent Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Agilent Shares on the Record Date of all the outstanding Keysight Shares owned by Agilent (the “Distribution”);

WHEREAS, in order to effectuate the Separation and Distribution, Agilent and Keysight have entered into a Separation and Distribution Agreement, dated as of [•], 2014 (the “Separation Agreement”); and

WHEREAS, in addition to the matters addressed by the Separation Agreement, the parties desire to enter into this Agreement to set forth the terms and conditions of certain real estate matters.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Certain Definitions.  The following terms, as used herein, shall have the meanings stated below.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a)                                 “Actual Completion Date” means, with respect to each Property, the date upon which completion of the transfer, assignment, lease or sublease of that Property actually takes place.

(b)                                 “Additional Properties” means any leased or owned properties acquired by Agilent after the date of the Separation Agreement and before the Operational Separation Date.

(c)                                  “Agilent’s Lease” means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which Agilent or its applicable Subsidiary (except Keysight) holds such Property and any other supplemental document completed prior to the Actual Completion Date.

(d)                                 “HP Environmental Matters Agreement” means, the Environmental Matters Agreement entered into on November 1, 1999, between Hewlett-Packard Company (“HP”) and Agilent.

(e)                                  “Keysight’s Lease” means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which Keysight or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

(f)                                   “Keysight Leased Properties” means those Properties identified as “Leased” and identified as a category “F” Property in the Owned and Leased Properties Spreadsheet.

(g)                                  “Keysight Owned Leaseback Properties” means those Properties identified as “Owned” and identified as a category “D” Property in the Owned and Leased Properties Spreadsheet.

(h)                                 “Keysight Owned Properties” means those Properties identified as “Owned” and identified as a category “E” Property in the Owned and Leased Properties Spreadsheet.

(i)                                     “Keysight Sublease Property” means each of those (a) Properties identified as “Leased” and identified as a category “H” Property in the Owned and Leased Properties Spreadsheet, with respect to part of which Keysight is to grant a sublease to Agilent and (b) those Properties identified as “Leased” and identified as a category “J” Property in the Owned and Leased Properties Spreadsheet, with respect to part of which Keysight is to grant a sublease to Agilent.

(j)                                    “Landlord” means the landlord under Agilent’s Lease or Keysight’s Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under Agilent’s Lease or Keysight’s Lease.

(k)                                 “Lease Consents” means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Keysight or Agilent, as applicable, or to sublease the Sublease Properties to Keysight or to sublease the Keysight Sublease Properties to Agilent or to sublease the Leaseback Properties to Agilent.

(l)                                     “Lease Form” means the form lease attached hereto as Schedule 4.

(m)                             “Leaseback Properties” means those Owned Properties identified as “Owned” and identified as a category “C” Property in the Owned and Leased Properties Spreadsheet, with respect to part of which Keysight is to grant a lease to Agilent.

(n)                                 “Leased Properties” means each of (a) those Properties identified as “Leased” and identified as a category “I” Property in the Owned and Leased Properties Spreadsheet and (b) those Properties identified as “Leased” and identified as a category “J” Property in the Owned and Leased Properties Spreadsheet.

(o)                                 “New Lease Properties” means those Properties identified as “Owned” and identified as a category “A” Property in the Owned and Leased Properties Spreadsheet.

(p)                                 “Owned and Leased Properties Spreadsheet” means the spreadsheet prepared by Agilent entitled “Owned & Leased Properties to be Transferred” dated [•], 2014, as updated from time to time prior to the Operational Separation Date by mutual written agreement of the parties and attached hereto as Exhibit A.

(q)                                 “Owned Properties” means each of (a) those Properties identified as “Owned” and identified as a category “B” Property in the Owned and Leased Properties Spreadsheet and (b) those Properties identified as “Owned” and identified as a category “C” Property in the Owned and Leased Properties Spreadsheet.

(r)                                    “Property” means the Owned Properties, the Keysight Owned Properties, the Leased Properties, the Keysight Leased Properties, the Sublease Properties, the Keysight Sublease Properties, the New Lease Properties, the Leaseback Properties, the Keysight Owned Leaseback Properties and the Additional Properties.

(s)                                   “Real Estate Services” means any services relating to the occupation or use of a Property or the carrying out of either the Keysight Business or Agilent’s other businesses at a Property, including, without limitation, cleaning, garbage disposal, repair, maintenance, receptionist services, utilities, mail delivery, copying and facsimile services.

(t)                                    “Relevant Leases” means those of Agilent’s Leases or Keysight’s Leases with respect to which the Landlord’s consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

(u)                                 “Retained Parts” means each of those parts of: (i) the Owned Properties and the Leased Properties which, following transfer or assignment to Keysight, are intended to be leased or subleased to Agilent, (ii) the Sublease Properties, and the New Lease Properties which will not, and which are not intended to, be leased or subleased to Keysight in accordance with this Agreement, (iii) the Keysight Owned Properties and Keysight Leased Properties which, following transfer or assignment to Agilent, are intended to be leased or subleased to Keysight, and (iv) the Keysight Sublease Properties, which will not, and are not intended to, be leased or subleased to Agilent in accordance with this Agreement.

(v)                                 “Sublease Form” means the form sublease attached hereto as Schedule 3.

(w)                               “Sublease Property” means those Properties identified as “Leased” and identified as a category “K” Property in the Owned and Leased Properties Spreadsheet, with respect to part of which Agilent is to grant a sublease to Keysight.

ARTICLE II

PROPERTY

Section 2.1                                    Owned Property.

(a)                                 Agilent shall convey or cause its applicable Subsidiary to convey each of the Owned Properties (together with all rights and easements appurtenant thereto) to Keysight or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents related thereto. Such conveyance shall be completed on the Operational Separation Date.  In the event of any Owned Property that is an Agilent Schedule 2 Facility (as defined in the HP Environmental Matters Agreement), the terms set forth in the Separation Agreement with respect to the HP Environmental Matters Agreement shall apply.

(b)                                 Subject to the completion of the conveyance to Keysight or its applicable Subsidiary of the relevant Owned Property, with respect to each Owned Property which is a Leaseback Property, Keysight shall grant or cause its applicable Subsidiary to grant to Agilent or its applicable Subsidiary a lease of that part of the relevant Owned Property identified in the Owned and Leased Properties Spreadsheet and Agilent shall accept or cause its applicable Subsidiary to accept the same. Such lease shall be completed immediately following completion of the transfer of the relevant Owned Property to Keysight or its applicable Subsidiary.

Section 2.2                                    Keysight Owned Property

(a)                                 Keysight shall convey or cause its applicable Subsidiary to convey each of the Keysight Owned Properties (together with all rights and easements appurtenant thereto) to Agilent or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents related thereto. Such conveyance shall be completed on the Operational Separation Date.

(b)                                 With respect to each Keysight Owned Leaseback Property, Keysight or its applicable Subsidiary shall grant to Agilent or its applicable Subsidiary a lease in accordance with Section 2.13, of that part of the relevant Keysight Owned Leaseback Property identified in the Owned and Leased Properties Spreadsheet and Agilent shall accept or cause its applicable Subsidiary to accept the same.

Section 2.3                                    Leased Property.

(a)                                 Agilent shall assign or cause its applicable Subsidiary to assign, and Keysight shall accept and assume or cause its applicable Subsidiary to accept and assume, Agilent’s or its Subsidiary’s interest in the Leased Properties, in accordance with Section 2.13 and subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Operational Separation Date; and (ii) the earlier of (A) the 10/th/ business day after the effective date of the relevant

Lease Consent and (B) the date agreed upon by the parties in accordance with Section 2.12(a) below.

(b)                                 Subject to the completion of the assignment to Keysight or its applicable Subsidiary of the relevant Leased Property, with respect to each Leased Property which is also a Keysight Sublease Property, Keysight or its applicable Subsidiary shall grant to Agilent or its applicable Subsidiary a sublease in accordance with Section 2.13, of that part of the relevant Leased Property identified in the Owned and Leased Properties Spreadsheet and Agilent shall accept or cause its applicable Subsidiary to accept the same. Such sublease shall be completed immediately following completion of the transfer of the relevant Leased Property to Keysight or its applicable Subsidiary.

Section 2.4                                    Keysight Leased Property.

(a)                                 Keysight shall assign or cause its applicable Subsidiary to assign, and Agilent shall accept and assume or cause its applicable Subsidiary to accept and assume, Keysight’s or its Subsidiary’s interest in the Keysight Leased Properties, in accordance with Section 2.13 and subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such assignment shall be completed on the later of: (i) the Operational Separation Date; and (ii) the earlier of (A) the 10/th/ business day after the effective date of the relevant Lease Consent and (B) the date agreed upon by the parties in accordance with Section 2.12(a) below.

Section 2.5                                    Sublease Properties.  Agilent shall grant or cause its applicable Subsidiary to grant to Keysight or its applicable Subsidiary a sublease in accordance with Section 2.13, of that part of the relevant Sublease Property identified in the Owned and Leased Properties Spreadsheet and Keysight shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Operational Separation Date; and (b) the earlier of (i) the 10/th/ business day after the effective date of the relevant Lease Consent and (ii) the date agreed upon by the parties in accordance with Section 2.12(a) below.

Section 2.6                                    Keysight Sublease Properties.  Keysight shall grant or cause its applicable Subsidiary to grant to Agilent or its applicable Subsidiary a sublease in accordance with Section 2.13, of that part of the relevant Keysight Sublease Property identified in the Owned and Leased Properties Spreadsheet and Agilent shall accept the same or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such sublease shall be completed on the later of: (a) the Operational Separation Date; and (b) the earlier of (i) the 10/th/ business day after the effective date of the relevant Lease Consent and (ii) the date agreed upon by the parties in accordance with Section 2.12(a) below.

Section 2.7                                    New Lease Properties.  Agilent shall grant or cause its applicable Subsidiary to grant to Keysight or its applicable Subsidiary a lease in accordance with Section 2.13, of those parts of the New Lease Properties identified in the Owned and Leased Properties Spreadsheet and Keysight shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Transaction Documents. Such lease shall be completed on the Operational Separation Date.

Section 2.8                                    Obtaining the Lease Consents for Leased Properties, Sublease Properties and Keysight Sublease Properties.  Without limiting the respective obligations of the parties under Section 2.5 of the Separation Agreement, the following will apply to certain third party consents that may be required hereunder:

(a)                                 Agilent confirms that, with respect to each Leased Property, Sublease Property and Keysight Sublease Property which is a Leased Property, an application has been made or will be made by the Operational Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

(b)                                 Agilent and Keysight will each use their reasonable commercial efforts to obtain the Lease Consents, but Agilent shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall Agilent be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

(c)                                  Keysight and Agilent will each use their reasonable commercial efforts to promptly satisfy the lawful requirements of the Landlord, and Keysight will take all steps reasonably necessary to assist Agilent in obtaining the Lease Consents, including, without limitation:

(i)                                     if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the Relevant Lease first accruing after the Operational Separation Date and throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

(ii)                                  if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Keysight as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Keysight is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 2.8(c)(ii) above, Keysight shall not be required to obtain a release of any obligation entered into by Agilent or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Keysight shall not communicate directly with any of the Landlords unless Keysight can demonstrate to Agilent reasonable grounds for doing so.

(d)                                 If, with respect to any Leased Properties, Agilent and Keysight are unable to obtain a release by the Landlord of any guarantee, surety or other security which Agilent or its Subsidiary has previously provided to the Landlord, Section 5.11 of the Separation Agreement shall apply.  Keysight shall indemnify, defend, protect and hold harmless Agilent and its Subsidiary in accordance with the Separation Agreement.

Notwithstanding the foregoing, in the event of any inconsistency between the provisions of this Section 2.8 and Section 2.5 of the Separation Agreement, the provisions of this Section 2.8 will apply to certain third party consents that may be required hereunder.

Section 2.9                                    Obtaining the Lease Consents for Keysight Leased Properties and Keysight Sublease Properties.  Without limiting the respective obligations of the parties under Section 2.5 of the Separation Agreement, the following will apply to certain third party consents that may be required hereunder:

(a)                                 Keysight confirms that, with respect to each Keysight Leased Property and Keysight Sublease Property, an application has been made or will be made by the Operational Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

(b)                                 Agilent and Keysight will each use their reasonable commercial efforts to obtain the Lease Consents, but Keysight shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall Keysight be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent.

(c)                                  Keysight and Agilent will each use their reasonable commercial efforts to promptly satisfy the lawful requirements of the Landlord, and Agilent will take all steps reasonably necessary to assist Keysight in obtaining the Lease Consents, including, without limitation:

(i)                                     if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the Relevant Lease first accruing after the Operational Separation Date and throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

(ii)                                  if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Agilent as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Agilent is capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 2.9(c)(ii) above, Agilent shall not be required to obtain a release of any obligation entered into by Keysight or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Agilent shall not communicate directly with any of the Landlords unless Agilent can demonstrate to Keysight reasonable grounds for doing so.

(d)                                 If, with respect to any Leased Properties, Agilent and Keysight are unable to obtain a release by the Landlord of any guarantee, surety or other security which Keysight or its Subsidiary has previously provided to the Landlord, Section 5.11 of the Separation Agreement shall apply. Agilent shall indemnify, defend, protect and hold harmless Keysight and its Subsidiary in accordance with the Separation Agreement.

Notwithstanding the foregoing, in the event of any inconsistency between the provisions of this Section 2.9 and Section 2.5 of the Separation Agreement, the provisions of this Section 2.9 will apply to certain third party consents that may be required hereunder.

Section 2.10                             Occupation by Keysight.

(a)                                 Subject to compliance with Section 2.10(b) below, in the event that the Actual Completion Date for any Owned Property, Leased Property or Sublease Property does not occur on the Operational Separation Date, Keysight shall, commencing on the Operational Separation Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) upon the terms and conditions contained in the Lease Form (as to Owned Properties), as a licensee upon the terms and conditions contained in Agilent’s Lease (as to Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Sublease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 2.3(a) and 2.5 unless an enforcement action or forfeiture by the relevant Landlord due to Keysight’s occupation of the Property constituting a breach of Agilent’s Lease cannot, in the reasonable opinion of Agilent, be avoided other than by requiring Keysight to immediately vacate the relevant Property, in which case Agilent may by notice to Keysight immediately require Keysight to vacate the relevant Property. Keysight will be responsible for all reasonable costs, expenses and liabilities incurred by Agilent or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Agilent or its Subsidiary as a result of any enforcement action taken by the Landlord against Agilent or its Subsidiary with respect to any breach by Agilent or its Subsidiary of the Relevant Lease in permitting Keysight to so occupy the Property without obtaining the required Lease Consent, for which Agilent or its Subsidiary shall be solely responsible. Keysight shall not be entitled to make any claim or demand against, or obtain reimbursement from, Agilent or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Keysight as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Keysight.

(b)                                 In the event that the Actual Completion Date for any Owned Property, Leased Property or Sublease Property does not occur on the Operational Separation Date, whether or not Keysight occupies a Property as licensee as provided in Section 2.10(a) above, Keysight shall, effective as of the Operational Separation Date, (i) pay Agilent all rents, service charges, insurance premiums and other sums payable by Agilent or its applicable Subsidiary under any Relevant Lease (as to Leased Properties), under the Lease Form (as to the Owned Properties) or under the Sublease Form (as to Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in Agilent’s Lease (as to Leased Properties) or in the Sublease Form (as to Sublease Properties) and (iii) indemnify, defend, protect and hold harmless Agilent and its applicable Subsidiary in accordance with the Separation Agreement.

(c)                                  Agilent shall supply promptly to Keysight copies of all invoices, demands, notices and other communications received by Agilent or its applicable Subsidiaries or agents in connection with any of the matters for which Keysight may be liable to make any payment or perform any obligation pursuant to Section 2.10(b), and shall, at Keysight’s cost, take any steps and pass on any objections which Keysight may have in connection with any such matters. Keysight shall promptly supply to Agilent any notices, demands, invoices and other communications received by Keysight or its agents from any Landlord while Keysight occupies any Property without the relevant Lease Consent.

Section 2.11                             Occupation by Agilent

(a)                                 Subject to compliance with Section 2.11(b) below, in the event that the Actual Completion Date for any Keysight Owned Property, Keysight Leased Property or Keysight Sublease Property does not occur on the Operational Separation Date, Agilent shall, commencing on the Operational Separation Date, be entitled to occupy and receive the rental income from the relevant Property (except to the extent that the same is a Retained Part) upon the terms and conditions contained in the Lease Form (as to Keysight Owned Properties), as a licensee upon the terms and conditions contained in Keysight’s Lease (as to Keysight Leased Properties) or upon the terms and conditions contained in the Sublease Form (as to Keysight Sublease Properties). Such license shall not be revocable prior to the date for completion as provided in Sections 2.4(a) and 2.6 unless an enforcement action or forfeiture by the relevant Landlord due to Agilent’s occupation of the Property constituting a breach of Keysight’s Lease cannot, in the reasonable opinion of Keysight, be avoided other than by requiring Agilent to immediately vacate the relevant Property, in which case Keysight may by notice to Agilent immediately require Agilent to vacate the relevant Property. Agilent will be responsible for all reasonable costs, expenses and liabilities incurred by Keysight or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Keysight or its Subsidiary as a result of any enforcement action taken by the Landlord against Keysight or its Subsidiary with respect to any breach by Keysight or its Subsidiary of the Relevant Lease in permitting Agilent to so occupy the Property without obtaining the required Lease Consent, for which Keysight or its Subsidiary shall be solely responsible. Agilent shall not be entitled to make any claim or demand against, or obtain reimbursement from, Keysight or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Agilent as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Agilent.

(b)                                 In the event that the Actual Completion Date for any Keysight Owned Property, Keysight Leased Property or Keysight Sublease Property does not occur on the Operational Separation Date, whether or not Agilent occupies a Property as licensee as provided in Section 2.11(a) above, Agilent shall, effective as of the Operational Separation Date, (i) pay Keysight all rents, service charges, insurance premiums and other sums payable by Keysight or its applicable Subsidiary under any Relevant Lease (as to Keysight Leased Properties), under the Lease Form (as to the Keysight Owned Properties) or under the Sublease Form (as to Keysight Sublease Properties), (ii) observe the tenant’s covenants, obligations and conditions contained in Keysight’s Lease (as to Keysight Leased Properties) or in the Sublease Form (as to Keysight

Sublease Properties) and (iii) indemnify, defend, protect and hold harmless Keysight and its applicable Subsidiary in accordance with the Separation Agreement.

(c)                                  Keysight shall supply promptly to Agilent copies of all invoices, demands, notices and other communications received by Keysight or its applicable Subsidiaries or agents in connection with any of the matters for which Agilent may be liable to make any payment or perform any obligation pursuant to Section 2.11(b), and shall, at Agilent’s cost, take any steps and pass on any objections which Agilent may have in connection with any such matters. Agilent shall promptly supply to Keysight any notices, demands, invoices and other communications received by Agilent or its agents from any Landlord while Agilent occupies any Property without the relevant Lease Consent.

Section 2.12                             Obligation to Complete.

(a)                                 If, with respect to any Leased Property, Keysight Leased Property, Sublease Property or Keysight Sublease Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, Agilent and Keysight shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the value of assets associated with each business and cost to relocate, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within 15 days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within 10 days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within 15 days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

(b)                                 If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a), Agilent may by written notice to Keysight elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Keysight for the remainder of the Relevant Lease term less three days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If Agilent makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 2.10 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, Agilent shall sublease or cause its applicable Subsidiary to sublease to Keysight the relevant Property in accordance with Section 2.5.

(c)                                  If the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a) and Agilent does not make an election pursuant to Section 2.12(b) above, Agilent may elect by written notice to Keysight to require Keysight to vacate the relevant Property immediately or by such other date as may be specified in the notice served by Agilent (the “Notice Date”), in which case Keysight shall vacate the relevant Property on the Notice Date but shall indemnify Agilent and its applicable Subsidiary from and against all reasonable costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Operational Separation Date to and including the later of the Notice Date and date on which Keysight vacates the relevant Property in accordance with and pursuant to the Separation Agreement.

(d)                                 If, with respect to any Keysight Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a), Keysight may by written notice to Agilent elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Agilent for the remainder of the Relevant Lease term less three days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If Keysight makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 2.11 will apply and, on the grant of the Lease Consent required to sublease the Keysight Leased Property in question, Keysight shall sublease or cause its applicable Subsidiary to sublease to Agilent the relevant Property in accordance with Section 2.6.

(e)                                  If the parties are unable to agree upon the allocation of a Property as set forth in Section 2.12(a) and Keysight does not make an election pursuant to Section 2.12(d) above, Keysight may elect by written notice to Agilent to require Agilent to vacate the relevant Property immediately or by such other date as may be specified in the notice served by Keysight (the “Keysight Notice Date”), in which case Agilent shall vacate the relevant Property on the Keysight Notice Date but shall indemnify Keysight and its applicable Subsidiary from and against all reasonable costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Operational Separation Date to and including the later of the Keysight Notice Date and date on which Agilent vacates the relevant Property in accordance with and pursuant to the Separation Agreement.

Section 2.13                             Form of Transfer.

(a)                                 The transfer or assignment to Keysight of each relevant Owned Property and Leased Property shall be in substantially the form attached in Schedule 1 or 2, as applicable, with such amendments as are reasonably required by Agilent with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Keysight contained in the relevant Lease Consent or any other document which Keysight is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Keysight and any guarantor or surety of Keysight’s obligations of direct obligations to Agilent or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.  The transfer or assignment to Agilent of each relevant Keysight Owned Property and Keysight Leased Property shall be in substantially the form attached in Schedule 1 or 2, as applicable, with such amendments as are reasonably required by Keysight with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Agilent contained in the relevant Lease Consent or any other document which Agilent is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Agilent and any guarantor or surety of Agilent’s obligations of direct obligations to Keysight or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject.

(b)                                 The subleases to be granted to Keysight with respect to the Sublease Properties shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of Agilent are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Keysight for approval, which approval shall not be unreasonably withheld or delayed.  The subleases to be granted to Agilent with respect to the Keysight Sublease Properties shall be substantially in the form of the Sublease Form and shall include such amendments which in the reasonable opinion of Keysight are necessary with respect to a particular Property or the relevant Lease Consent. Such amendments shall be submitted to Agilent for approval, which approval shall not be unreasonably withheld or delayed.

(c)                                  The leases and subleases to be granted by Keysight to Agilent with respect to the Leaseback Properties and Keysight Owned Leaseback Properties shall be substantially in the form of the Lease Form or the Sublease Form, as applicable, with such amendments as are, in the reasonable opinion of Agilent, necessary with respect to a particular Property. Such amendments shall be submitted to Keysight for approval, which approval shall not be unreasonably withheld.

(d)                                 The leases to be granted to Keysight with respect to the New Lease Properties shall be substantially in the form of the Lease Form and shall include such amendments which in the reasonable opinion of Agilent are necessary with respect to a particular Property. Such amendments shall be submitted to Keysight for approval, which approval shall not be unreasonably withheld or delayed.

Section 2.14                             Casualty; Lease Termination.  The parties hereto shall grant and accept transfers, assignments, leases or subleases of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to any covenants or indemnifications by Agilent pursuant to the Separation Agreement, in the event that Agilent’s Lease with respect to a Leased Property or a Sublease Property is terminated prior to the Operational Separation Date, (a) Agilent shall not be required to assign or sublease such Property, (b) Keysight shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.  In addition, subject to any covenants or indemnifications by Keysight pursuant to the Separation Agreement, in the event that Keysight’s Lease with respect to a Keysight Leased Property or a Keysight Sublease Property is terminated prior to the Operational Separation Date, (a) Keysight shall not be required to assign or sublease such Property, (b) Agilent shall not be required to accept an assignment or sublease of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

Section 2.15                             Fixtures and Fittings.  The provisions of the Separation Agreement and the other Transaction Documents shall apply to any office equipment, trade fixtures, furnishings and any other personal property located at each Property (excluding any office equipment, trade fixtures, furnishings and any other personal property owned by third parties).

Section 2.16                             Services.

(a)                                 With respect to any Real Estate Services not included in the Transition Services Agreement, Agilent and Keysight each agree that each sublease, lease, or assignment shall include an appendix whereby each party shall agree to supply to, or perform for the benefit of, the other party (and the other party shall accept) such Real Estate Services as each party currently supplies to or performs for the benefit of the other with respect to such Properties, on the same terms and conditions as currently apply, and at the cost and other terms as agreed upon by the parties.

Section 2.17                             Adjustments.

(a)                                 Agilent and Keysight each acknowledge and agree that Additional Properties may be acquired by Agilent prior to the Operational Separation Date. Such Additional Properties shall be treated hereunder as Owned Properties, Leased Properties, Sublease Properties, New Lease Properties and/or Leaseback Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Keysight Business or Agilent’s other businesses. In the event that the parties are unable to agree by the Operational Separation Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 2.12(a) above. In the event that the parties are unable to agree within 10 business days of the Operational Separation Date as to the allocation of an Additional Property, the matter in dispute shall be determined in accordance with the following guidelines:

(i)                                     Properties which are occupied as to fifty percent (50%) or more of the total area for the purposes of the Keysight Business shall be treated as Owned Properties or Leased Properties (as appropriate) and the part which is not occupied by the Keysight Business or a third party shall be treated as a Leaseback Property; and

(ii)                                  Properties which are occupied as to less than fifty percent (50%) for the purposes of the Keysight Business shall be treated as Sublease Properties or New Lease Properties (as appropriate).

(b)                                 Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination.

(c)                                  Agilent and Keysight each acknowledge and agree that their respective requirements with regard to each of the Properties may alter between the date of this Agreement and the Operational Separation Date, in which case the parties may mutually agree in writing to re-characterize the relevant Property as an Owned Property, Keysight Owned Property, Leased Property, Keysight Leased Property, Sublease Property, Keysight Sublease Property, New Lease Property, Leaseback Property and/or Keysight Leaseback Property as appropriate.

Section 2.18                             Costs.  Agilent shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to re-negotiation of Agilent’s Leases and Keysight’s Leases. Agilent shall also pay all reasonable costs and expenses in connection with the transfer of the Owned Properties, Keysight Owned Properties, Leased Properties and Keysight Leased Properties, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of the transfers.

Section 2.19                             ROFR.

(a)                                 Grant of Right of First Refusal.  If at any time during the five years following the Operational Separation Date Keysight desires to accept an offer from any bona fide third party (an “Offer”) to purchase any of the Owned Properties (the “ROFR Property”), Keysight shall notify Agilent of such offer, in writing, which notification (the “Notice”) shall set forth the material terms and conditions of the Offer. Agilent shall have 30 days from the receipt of the Notice in which to elect to purchase the ROFR Property, on the same terms and conditions as those contained in the Offer, except that the purchase price for the ROFR Property if Agilent elects to purchase the ROFR Property will be the lesser of (i) the purchase price set forth in the Offer or (ii) the allocated value of the ROFR Property as of the Operational Separation Date.  Such election shall be made by written notice to Keysight (the “Election Notice”), and within 30 days thereafter the parties shall enter into a formal contract for a sale of the ROFR Property containing all terms and conditions of the Offer made to Keysight, except as the parties may otherwise mutually agree.  In the event that Agilent shall fail to give the Election Notice to Keysight within 30 days from the receipt of Notice, or if Agilent fails to enter into a contract for sale as provided herein, then Keysight shall have the right to accept the Offer, but shall not accept any Offer at a price that is less than ninety five percent (95%) of the price contained in the Offer or on terms materially more favorable to the third party purchaser than that contained in the Offer, without again granting Agilent the right to purchase the ROFR Property as aforesaid.  The right of first refusal set forth in this Section 2.14 (the “ROFR”) shall not apply to the transfer of (i) that certain Owned Property located at 815 SW 14th Street, Loveland, Colorado, (ii) that certain Keysight Owned Leaseback Property located at Beyan Lepas Free Industrial Zone, 11900 Bayan Lepas, Penang, Malaysia (the “Penang Site”), and (iii) any Owned Properties to any Affiliate of Keysight, the sale by Keysight or all or substantially all of its assets, or any merger,  consolidation or reorganization of Keysight into or with another entity.

(b)                                 ROFR Closing.  If Agilent exercises the ROFR pursuant to Section 2.14(a), then Keysight shall sell, and Agilent shall purchase, all of Keysight’s right, title and interest in and to the ROFR Property for the purchase price as set forth in the purchase contract executed by Keysight and Agilent.  The purchase of Keysight’s interest in the ROFR Property shall be consummated through an escrow established at a national title insurance company selected by Keysight on the closing date.  Keysight and Agilent shall deliver and execute such reasonable and customary documents as may be required by the title company to consummate the sale of the ROFR Property to Agilent.

(c)                                  AS IS.  Agilent does hereby acknowledge, represent, warrant and agree, to and with Keysight, that in the event Agilent delivers an Election Notice in accordance herewith and the purchase of the ROFR Property closes pursuant to Section 2.14(b), Agilent shall purchase the ROFR Property in an “AS IS”, “WHERE IS” condition as of the date of the closing, subject to all facts, circumstances, conditions and defects.

Section 2.20                             Individual Agreements. With respect to each Property listed in the Owned and Leased Properties Spreadsheet, as well as any additional properties acquired by Agilent or a Subsidiary prior to the Operational Separation Date, any transfers, assignments, leases, subleases or leasebacks in connection with such properties shall, so far as the law in the jurisdiction in which such property is located permits, be on terms and conditions substantially the same as the terms and conditions of this Agreement.  In the event of a conflict between the terms of this Agreement and the terms of such individual agreements, the terms of the individual agreements shall prevail.

Section 2.21                             Penang Site.  With respect to the Penang Site for a period of 120 months following the Operational Separation Date, Agilent shall have the right, exercisable by Agilent with 30 days written notice to Keysight, to lease a portion of such land not to exceed 290,000 square feet.  Furthermore, Agilent and Keysight shall each have the right, but not the obligation, during the lease term to construct at its sole cost an additional building and/or parking structure on the Penang Site.  Agilent and Keysight will use reasonable commercial efforts to enter into or cause their applicable Subsidiaries to enter into a separate agreement in a form reasonably acceptable to the parties with respect to the foregoing rights, the (“Penang Site Agreement”).  In the event of any conflict between the Penang Site Agreement and the terms of this Section 2.21, the Penang Site Agreement shall control.

Section 2.22                             Beijing Site.  With respect to the Zhongguancun Electronic City Land Parcel B2-3 located at Agilent Technologies Research and Development Center, West District of Wangjing Electronic City, Chaoyang District, Beijing City, China (the “Beijing Site”) for a period of 120 months following June 27, 2014, Keysight Technologies (China) Co., Ltd. (“Keysight (China)”) shall have the right, but not the obligation, to construct additional buildings and/or parking structures (collectively, the “Phase II Buildings”) on the Beijing Site in accordance with that certain Framework Agreement in respect of Phase II Development of Zhongguancun Electronic City Land Parcel B2-3 between Keysight (China) and Agilent Technologies (China) Co., Ltd. (“Agilent (China)”), dated June 27, 2014 (the “Beijing Framework Agreement”).  Agilent (China) shall provide financing to Keysight (China) for the development and construction of the Phase II Buildings (the “Construction Financing”).  In accordance with the Beijing Framework Agreement, following the completion of the Phase II Buildings, Agilent (China) may elect to (i) lease the Phase II Buildings from Keysight (China) for a total rental not to exceed the amount of the Construction Financing and term no less than 20 years with the right to renew for 20 years upon the expiration of each lease term or renewed lease term; (ii) purchase the Phase II Buildings from Keysight (China) for an amount not to exceed the amount of the Construction Financing; or (iii) adopt another practicable scheme in connection with the ownership and/or use of the Phase II Buildings mutually agreed upon by Agilent (China) and Keysight (China).

ARTICLE III

MISCELLANEOUS

Section 3.1                                    Entire Agreement.  This Agreement, the Separation Agreement, the other Transaction Documents and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 3.2                                    Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with Article VII of the Separation Agreement.

Section 3.3                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Notwithstanding the foregoing, the applicable Property transfers shall be performed in accordance with the laws of the state in which the applicable Property is located.

Section 3.4                                    Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party’s General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

Section 3.5                                    Parties in Interest.  This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 3.6                                    Counterparts.  This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 3.7                                    Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto. The Schedules and/or Exhibits attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

Section 3.8                                    Severability.  If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 3.9                                    Failure or Indulgence Not Waiver.  No failure or delay on the part of any party hereto in the exercise of right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

Section 3.10                             Amendment.  No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 3.11                             Authority.  Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 3.12                             Interpretation.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

Agilent Technologies, Inc., a Delaware corporation

By:
Name:
Title:

Keysight Technologies, Inc., a Delaware corporation

By:
Name:
Title

Signature Page to Real Estate Matters Agreement